Tidal Trust I 485BPOS

Exhibit 99(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 30, 2024, relating to the financial statements and financial highlights of ATAC Rotation Fund, a series of Managed Portfolio Series, which are included in Form N-CSR for the year ended August 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

June 24, 2025